ABSC NC 2006-HE2
Asset Backed Securities Portfolio Analysis

3,971 records
Balance: 746,271,329
All records

Selection Criteria: All records
Table of Contents

1.

STATE

I.

1. STATE

STATE	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Alabama	28	$2,817,389.03	0.38%	600	86.16%	8.850%	95.48%
Alaska	5	1,131,858.06	0.15	644	82.54	8.209	75.06
Arizona	220	39,713,274.48	5.32	619	80.23	8.321	90.09
Arkansas	33	3,227,557.91	0.43	622	81.99	8.126	96.05
California	794	238,724,670.64	31.99	639	79.98	8.033	88.26
Colorado	69	12,181,165.39	1.63	610	83.37	8.355	92.35
Connecticut	52	9,802,373.37	1.31	614	80.05	8.292	97.96
Delaware	12	1,890,511.70	0.25	603	80.46	8.053	100.00
Florida	498	90,443,633.65	12.12	623	80.92	8.327	85.21
Georgia	83	12,000,150.42	1.61	614	85.83	8.640	84.30
Hawaii	46	11,986,482.86	1.61	653	82.27	7.800	79.76
Idaho	31	4,245,807.93	0.57	598	81.83	8.233	100.00
Illinois	130	22,219,792.82	2.98	628	83.20	8.230	89.76
Indiana	70	6,784,436.20	0.91	606	83.88	8.712	87.99
Iowa	30	3,440,709.04	0.46	616	83.59	8.282	96.91
Kansas	13	1,310,871.31	0.18	563	83.11	9.255	100.00
Kentucky	24	2,312,231.66	0.31	585	83.79	9.011	94.50
Louisiana	8	914,850.58	0.12	589	87.40	9.870	100.00
Maine	16	2,001,469.93	0.27	610	80.83	7.680	98.45
Maryland	78	16,965,194.65	2.27	617	81.00	8.015	92.95
Massachusetts	93	22,132,637.52	2.97	623	82.52	8.198	91.84
Michigan	130	14,026,364.01	1.88	602	84.57	8.748	86.75
Minnesota	74	13,075,199.12	1.75	626	82.19	8.136	94.47
Mississippi	18	1,560,707.52	0.21	584	85.77	8.951	88.45
Missouri	46	4,571,867.62	0.61	578	85.60	8.954	90.38
Montana	6	704,015.71	0.09	602	81.13	8.316	100.00
Nebraska	29	2,555,863.84	0.34	585	85.39	8.937	97.44
Nevada	75	15,400,427.42	2.06	645	82.15	8.323	56.47
New Hampshire	7	1,006,927.84	0.13	590	76.60	8.127	100.00
New Jersey	99	23,599,178.47	3.16	623	79.43	8.285	92.99
New Mexico	13	1,294,727.59	0.17	606	86.31	8.978	70.06
New York	132	34,106,266.19	4.57	633	81.84	7.761	94.56
North Carolina	29	3,559,484.67	0.48	595	85.84	9.201	93.88
North Dakota	4	385,495.26	0.05	605	82.45	8.567	77.08
Ohio	95	9,240,829.38	1.24	585	85.06	8.871	84.57
Oklahoma	18	1,845,342.17	0.25	577	81.64	8.769	84.34
Oregon	57	8,788,233.00	1.18	604	81.87	8.090	92.02
Pennsylvania	114	12,970,936.36	1.74	599	82.59	8.350	96.55
Rhode Island	29	5,915,049.71	0.79	630	82.38	8.680	82.74
South Carolina	18	2,478,918.35	0.33	596	84.64	8.865	83.15
South Dakota	1	82,294.54	0.01	590	80.00	8.250	100.00
Tennessee	75	8,474,881.08	1.14	618	82.96	8.312	90.00
Texas	353	36,770,363.38	4.93	618	80.32	8.016	92.84
Utah	26	4,673,388.23	0.63	631	81.84	7.882	86.88
Vermont	2	454,403.79	0.06	653	81.62	7.862	100.00
Washington	76	14,235,073.26	1.91	623	81.76	8.006	84.24
Virginia	58	10,958,426.80	1.47	606	81.42	8.378	98.72
West Virginia	6	534,937.22	0.07	610	77.04	8.336	100.00
Wisconsin	36	4,746,151.67	0.64	616	83.56	8.668	85.06
Wyoming	4	333,096.39	0.04	591	72.60	8.203	100.00
Washington DC	8	1,675,409.30	0.22	677	71.06	8.034	51.89
Total:	3,971	$746,271,329.04	100.00%	625	81.24%	8.200%	88.73%

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Feb 24, 2006 10:13

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